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                                                                    Exhibit 4.12


                            WARRANT CERTIFICATE FACE


         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (F) PURSUANT TO AN EFFECTIVE REGISTRATION
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STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         THIS WARRANT AND THE LIMITED PARTNER INTERESTS OF THE PARTNERSHIP INTO WHICH THIS WARRANT IS EXERCISABLE ARE SUBJECT TO A REGISTRATION RIGHTS AND LIMITED PARTNERS AGREEMENT, DATED AS OF DECEMBER 30, 1997, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER AND PROVISIONS REQUIRING THE MANDATORY TRANSFER OF SUCH PARTNERSHIP INTERESTS AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

         COMMENCING WITH THE DATE A NONRESTRICTED GAMING LICENSE IS ISSUED TO THE PARTNERSHIP BY THE NEVADA GAMING COMMISSION AND THEREAFTER UNTIL THE PARTNERSHIP HAS BEEN REGISTERED AS A REGISTERED COMPANY AND GRANTED THE EXEMPTIONS BY THE NEVADA GAMING COMMISSION, THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OR ANY SUCH INTEREST IS UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE PARTNERSHIP


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BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A
DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.


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
                  EXERCISABLE ON OR AFTER THE DATE OF ISSUANCE
                       AND ON OR BEFORE DECEMBER 15, 2007

                                                                _______ Warrants


No. 1
Warrant

CUSIP No.:


                               Warrant Certificate

                  The Resort at Summerlin, Limited Partnership


                  This Warrant Certificate certifies that ___________________ ___________________ or registered assigns, is the registered holder of
______________ Warrants expiring December 15, 2007 (the "Warrant") to purchase limited partner interests ("LP Partnership Interest") in The Resort at Summerlin, Limited Partnership, a Nevada limited partnership (the "Partnership"). Each Warrant initially entitles the holder upon exercise to receive from the Partnership on or after the date hereof and on or before 5:00 p.m. New York City Time on December 15, 2007, one LP Partnership Interest at the initial exercise price (the "Exercise Price") of $0.01 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. The Exercise Price and the number of LP Partnership Interests issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may not be exercised after 5:00 p.m., New York City Time, on December 15, 2007, and to the extent not exercised by such time the Warrant shall become void.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.


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

                  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 15, 2007, entitling the holders on exercise of each Warrant initially to receive one LP Partnership Interest, and is issued or to be issued pursuant to a Warrant Agreement dated as of December 30, 1997 (the "Warrant Agreement"), duly executed and delivered by the Partnership and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, as warrant agent (the "Warrant Agent"). The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Partnership and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Partnership.

                  The Warrants may be exercised at any time on or after the date hereof and on or before December 15, 2007, subject to extension as provided in the Warrant Agreement. The holder of the Warrants evidenced by this Warrant Certificate may exercise any such Warrant by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price only in full, and not in part. No adjustment shall be made for any distributions on the LP Partnership Interests issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the any occurrence of certain events the LP Partnership Interest issuable upon exercise of the Warrant may, subject to certain conditions, be adjusted. No fractional LP Partnership Interests will be issued upon the exercise of Warrants, but the Partnership will pay the cash value thereof determined as provided in the Warrant Agreement.

                  This Warrant Certificate, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate Warrants to purchase to purchase the aggregate number of LP Partnership Interests to which the surrendered Warrant was entitled.


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

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate the right to purchase a like amount of LP Partnership Interests shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Partnership and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a limited partner of the Partnership.


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

                  IN WITNESS WHEREOF, The Resort at Summerlin, Limited Partnership has caused this Warrant Certificate to be signed by its general partner, The Resort at Summerlin, Inc., by its President and by its Vice President.

Dated:  ___________, 1997

                                          THE RESORT AT SUMMERLIN,
                                             LIMITED PARTNERSHIP

                                          BY:  THE RESORT AT SUMMERLIN,
                                                  INC., General Partner


                                          By:
                                              -----------------------
                                              Name:
                                              Title:


                                          By: /s/
                                              ------------------------
                                              Name:
                                              Title:

Countersigned:

United States Trust Company of New York, as Warrant Agent


By:
    ----------------------
     Authorized Signature


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
                              Election to Purchase

                    (To be Executed upon Exercise of Warrant)


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________ limited partner interests in, and herewith tenders payment for such partnership interest to the order of, The Resort at Summerlin, Limited Partnership in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such partnership interest be registered in the name of ____________, whose address is _________________________ and that evidence of such partnership interest be delivered to ___________________________________, whose address is ______________________________________.

                                         Signature:



Date:

                                         Signature Guarantee:


___________________________________

(Signatures must be guarantee by an
"eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or partnership
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the
Registrar in addition to, or in
substitution for, STAMP, all in
accordance with the Securities
Exchange Act of 1934, as amended.)


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